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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' REPORT

   We consent to the incorporation by reference in the Registration Statements Nos. 33-78774, 333-4646 and 333-11998 on Form S-8, and in the Registration Statements Nos. 333-72246 and 333-75196 of PartnerRe Ltd. on Form S-3, of our report dated February 11, 2002, appearing in this Annual Report on Form 10-K of PartnerRe Ltd. for the year ended December 31, 2001.

DELOITTE & TOUCHE

Hamilton, Bermuda
February 11, 2002